UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2013

Model N, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35840

Delaware	77-0528806
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1800 Bridge Parkway
Redwood City, CA 94065
(Address of principal executive offices, including zip code)

(650) 610-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

(a)         On May 1, 2013, we made a voluntary pre-payment in the amount of approximately $3.8 million as payment in full of the outstanding balance under the Second Amended and Restated Loan and Security Agreement, dated as of October 19, 2010, between Model N, Inc. and Silicon Valley Bank (the "Credit Agreement"). In connection with this pre-payment, the Credit Agreement terminated effective as of May 1, 2013. Outstanding balances under the Credit Agreement bore interest at a rate of 8.0% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Model N, Inc.

Date: May 06, 2013	By:	/s/ Sujan Jain
Sujan Jain
Senior Vice President, Chief Financial Officer